Exhibit 99.1

ARMOUR RESIDENTIAL REIT, Inc. Portfolio Update December 31, 2009

PLEASE READ: Important Regulatory and Yield Estimate Risk Disclosures

Certain statements made in this presentation regarding ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”), and any other statements regarding ARMOUR’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections for the ARMOUR business, and plans for future growth and operational improvements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements ARMOUR assumes no obligation to update the information looking statements. in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities, financial instruments, or common or privately issued stock. The statements, information and estimates contained herein are based on information that the presenter believes to be reliable as of today's date, but cannot be represented that such statements, information or estimates are complete or accurate.

Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainly. Estimated yields do not reflect any of the costs of operation of ARMOUR.

ARMOUR Portfolio and Balance Sheet Highlights

•  ARMOUR currently has an Agency mortgage portfolio of $118.3 million.

•  At an 8x debt to equity target, total investments are expected to reach approximately $180 million, which includes premium prices paid.

•  ARMOUR is 65.7% invested and expects to be fully invested by 1/30/2010.

•  ARMOUR expects to increase its investment exposure to True ARMs.

•  Approximately half of all investments made to date settled in 2009. The majority of the remaining investments settle in January 2010.

•  Gross asset duration is currently estimated at 2.15.

•  Net balance sheet duration is currently estimated at 1.60.

•  REPO borrowings total $46.4 million.

•  Cash on hand as of 12/31/2009 is approximately $6.3 million.

ARMOUR Portfolio Composition

Agency Asset Class	Investment Amount Including Premium	Percentage of Total Portfolio

Hybrids	$88,017,603	74.4%
True ARMs	$6,315,345	5.3%
Seasoned 15 Year	$1,736,443	1.5%
Low Loan Balance 15 Year	$16,960,986	14.3%
Seasoned 20 Year	$5,249,361	4.4%
Total	$118,279,738	100.0%

Agency Type	Investment Amount Including Premium	Percentage of Total Portfolio

Freddie Mac	$59,851,569	50.6%
Fannie Mae	$43,099,185	36.4%
Ginnie Mae	$15,328,983	13.0%
Total	$118,279,738	100.0%

ARMOUR Asset Class Composition

Agency Asset Class	Weighted Average Coupon	Estimated Yield	Estimated Effective Duration	Weighted Average Purchase Price

Hybrids	4.76%	3.00%	2.09	103.54%
True ARMs	3.04%	2.00%	0.21	101.94%
Seasoned 15 Year	6.18%	3.10%	1.83	106.66%
Low Loan Balance 15 Year	4.97%	3.20%	3.06	105.83%
Seasoned 20 Year	4.50%	3.50%	2.74	102.27%
Totals	4.71%	3.01%	2.15	103.77%

Yield and Duration estimates are derived from functions available from Bloomberg Finance L.P.

Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainly. Estimated yields do not reflect any of the costs of operation of ARMOUR.

ARMOUR Hybrid Composition and True ARM Composition

Hybrid Index	Investment Amount Including Premium	Percentage of Hybrid Portfolio

1 Year CMT	$29,072,689	33.0%
12 Month Libor	$52,474,285	59.6%
6 Month Libor	$4,157,767	4.7%
10 Yr CMT	$2,312,861	2.6%
Total	$88,017,603	100.0%
Weighted Average Months to Reset		59.6

True ARM Type	Investment Amount Including Premium	Percentage of True ARM Portfolio

MTA	$5,008,568	79.3%
1 Year CMT	576,755	9.1%
12 Month Libor	$638 480	10.1%
COFI	$91,542	1.4%
Total	$6,315,345	100.0%
Weighted Average Months to Reset		1

Eurodollar Composition (used to replicate swaps) and REPO Composition

Eurodollar Bundles to Replicate Swaps	Amount	Weighted Average Swap Rate Equivalent	Estimated Duration	Weighted Average Maturity	Longest Maturity

Total, Weighted Average	$21,000,000	2.22%	3.12	3.47 Years	48 Months

REPO	Principal Borrowed	Weighted Average REPO Rate	Haircut	Weighted Average Maturity	Longest Maturity

Total, Weighted Average	$46,388,602	0.251%	5.09%	54 Days	3/22/2010